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                                                      Exhibit 24

                       POWER OF ATTORNEY

     The undersigned directors of South Carolina Electric & Gas Company (the "Company"), hereby appoint W. B. Timmerman and Kevin
B. Marsh, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and on behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3, and any and all amendments thereto, with respect to the issuance and sale of up to $55,000,000 principal amount of the Company's Junior Subordinated Deferrable Interest Debentures, $55,000,000 liquidation amount of SCE&G Trust I's Trust Preferred Securities (the "Trust Preferred Securities") and the Guarantee of the Company with respect to the Trust Preferred Securities.

Dated   October 3, 1997
        Columbia, South Carolina

s/B. L. Amick                       s/Lawrence M. Gressette
B. L. Amick                         Lawrence M. Gressette
Director                            Director

s/J. A. Bennett                     s/W. Hayne Hipp
J. A. Bennett                       W. Hayne Hipp
Director                            Director

s/W. B. Bookhart, Jr.               s/Lynne M. Miller
W. B. Bookhart, Jr.                 Lynne M. Miller
Director                            Director

s/W. T. Cassels, Jr.                s/F. Creighton McMaster
W. T. Cassels, Jr.                  F. Creighton McMaster
Director                            Director

s/Hugh M. Chapman                   s/John B. Rhodes
Hugh M. Chapman                     John B. Rhodes
Director                            Director

s/Elaine T. Freeman                 s/Maceo K. Sloan
Elaine T. Freeman                   Maceo K. Sloan
Director                            Director



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